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                                                                   Exhibit 10.20

                        DIAGNOSTIC HEALTH SERVICES, INC.
                       2777 Stemmons Freeway, Suite 1525
                              Dallas, Texas 75207

                                           January 8, 1999

Mr. Max W. Batzer
4215 Cochran Chapel Road
Dallas, TX 75209

Dear Max:

     This letter will confirm our agreement with respect to the modified terms of your employment with Diagnostic Health Services, Inc. (the "Company"), from and after the Effective Date set forth below. This agreement expressly supersedes in its entirety your outstanding employment agreement with the Company dated November 1, 1991 (as heretofore amended from time to time), which existing agreement shall be of no further or effect from and after such Effective Date.

     Effective upon the execution and delivery of this agreement (the "Effective Date," except that the modification of your compensation reflected in this agreement shall not become effective until January 15, 1999), your employment with the Company will be on the following terms and conditions:

     1.   Nature of Employment.
          --------------------

          (a) You will be employed as, and will serve with the title of, Chairman of the Company, in which capacity you will perform such reasonable executive-level duties and responsibilities as may reasonably be requested from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company; provided, however, that you will not
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have any responsibilities related to the Company's daily operations, and you will not have direct supervision of any Company personnel other than as and to the extent required in your capacity as the Chairman of the Company, Chairman of the Board, or as a member of the Board. Throughout the term of this agreement, for so long as you are ready, willing and able to serve, the Company will cause you to be included in management's slate of nominees for each election of directors of the Company, and, in addition to your title as "Chairman of the Company," you may, as long as you are serving as a director of the Company and prior to any "change in control" or "material stock event" (as such terms are defined in paragraph 3(f) below), retain the title of "Chairman of the Board" of the Company. Furthermore, throughout the term of this Agreement, for so long as you continue to serve as a director of the Company, the Company will not, in the absence of good cause, take any action to remove you from any committee of the Board on which you are now serving.. Anything elsewhere contained in this agreement to the contrary notwithstanding, (i) you may at any time, in your sole and absolute discretion, resign as a director and/or officer of the Company without affecting your status as an employee of the Company or your rights and benefits as an employee, under this
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agreement, or under any stock option, and (ii) in the event of any "change in control" or "material stock event" (as such terms are defined in paragraph 3(f) below), (A) the Company may require you to relinquish the title of "Chairman of the Board" at any time thereafter, and (B) the Company or you may, at its or your option at any time thereafter, change your title and position from "Chairman of the Company" to another mutually agreeable title and position, without affecting your status as an employee of the Company or your rights and benefits as an employee, under this agreement, or under any stock option.

          (b) In performing your assigned duties hereunder, you will (i) devote such portion of your business time as may be necessary for the performance of such duties, (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, and (iii) do such travelling as may reasonably be required in connection with the performance of such duties. Subject to the foregoing, you will have substantial discretion as to the manner in which you perform your services hereunder (i.e., in person, by phone, by fax or e-mail, etc.), and as to the specific hours of your attendance at the Company's offices.

          (c) In order to assist you in performing your duties hereunder, the Company will provide you with an office at the Company's headquarters (which may not necessarily be the same office which you presently occupy, but will be a mutually reasonably agreeable exterior office with a window on the same floor as other senior executives) or, at your option, at another office of the Company or one of its subsidiaries, and with reasonable support services, including shared secretarial support, support staff, office facilities, telephone facilities as generally available to other senior executives, a computer terminal in your office linked to the local area network and its software capabilities, and the computer hardware currently in place at your home.

          (d) The Company acknowledges your stated desire to develop business interests outside of the Company, and that this may require significant portions of your business time at times which might conflict with your performance of assigned duties for the Company. We hereby agree to work with one another to balance these respective interests, and your devotion of substantial time to such outside business interests will not be deemed a breach or violation of this agreement, so long as such outside business interests do not constitute or entail a violation of paragraph 5 below.

     2.   Term of Agreement.
          -----------------

          (a) Subject to prior termination in accordance with the further provisions of this paragraph 2, the term of this agreement will begin on the Effective Date and thereafter continue through and including December 31, 2001.

          (b) Anything contained in paragraph 2(a) above to the contrary notwithstanding, the Company will have the right to terminate this agreement, effective upon written notice to you, in the event that (i) you commit any fraud, criminal misconduct, self-dealing or gross or willful misconduct from and after the date hereof in connection with the

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performance of your duties and responsibilities hereunder, (ii) you become physically or mentally disabled or impaired so as to prevent you from continuing the performance of substantially all of your duties and responsibilities hereunder for a period in excess of one (1) year, (iii) you willfully fail or refuse (other than on account of illness or other disability) to devote such reasonable amount of time and effort as may be required to perform your assigned duties hereunder, and such breach is not cured within sixty (60) days after written notice thereof to you, (iv) you willfully fail or refuse to observe or carry out such reasonable rules, regulations, policies, directions and/or restrictions as may from time to time be established by the Board, and such breach is not cured within sixty (60) days after written notice thereof to you, or (v) you willfully commit any other material breach of any of the material provisions of this agreement, and such breach is not cured within sixty (60) days after written notice thereof to you. As used herein, acts or omissions shall be deemed to have been "willful" if done with knowledge of impropriety or intent to harm the Company or any of its subsidiaries, or without reasonable good faith belief as to the propriety thereof. Any termination of this agreement pursuant to paragraph 2(b)(ii) shall not be deemed a termination for cause for any purpose.

          (c) Anything contained in paragraph 2(a) above to the contrary notwithstanding, you may terminate this agreement, effective upon written notice to the Company, in the event that the Company willfully commits any material breach of any of the material provisions hereof, and such breach is not cured within sixty (60) days after written notice thereof to the Company. For purposes hereof, acts or omissions shall be deemed to have been "willful" if done with knowledge of impropriety or intent to harm you or without reasonable good faith belief as to the propriety thereof. For purposes of stock options, any proper termination of this agreement pursuant to this paragraph 2(c) shall be deemed to have been done with the Company's consent in writing (as evidenced by this agreement, and regardless of the absence of any subsequent written confirmation).

          (d) This agreement will automatically terminate upon your death, and such termination shall not be deemed a termination for cause for any purpose.

          (e) Upon any termination of this agreement as hereinabove provided, you will be entitled to receive any and all unpaid compensation appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to you hereunder; provided, however, that in the event that you
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terminate this agreement pursuant to paragraph 2(c) above, then the Company will continue to be obligated to pay and provide to you all sums, consideration, compensation and benefits hereunder for the remainder of the stated term of this agreement (it being understood that you will be under no obligation to seek or obtain other full-time employment under such circumstances, and that any compensation received by you from other employment shall not reduce the sums, consideration, compensation and benefits payable by the Company hereunder, except that the Company will not be required to overlap its benefits with any other similar or duplicate benefits which you receive from other employment). Except as provided in the foregoing proviso, all payments under this paragraph
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2(e) shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which you will be entitled

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upon termination of this agreement (other than a termination pursuant to paragraph 3(f) below, the terms of which shall govern payment upon any termination thereunder), provided that any termination (including, without limitation, any termination under paragraph 3(f) below) shall be without prejudice to your rights under any pension plan (subject to the terms of such plan) and your "COBRA" rights for continued benefits from and after the effective date of such termination, and, unless termination is pursuant to paragraph 2(c) above (in which event the Company will be required to provide continued benefits hereunder in accordance with paragraph 2(c)), you will have the right to maintain (subject to payment of ongoing premiums) any life insurance policies maintained by the Company on your life (other than "key man" policies pledged to any lender) and/or disability policies (to the extent assignable) in effect at the time of termination. Furthermore, subject to the terms and conditions of the applicable plan or agreement, termination shall not affect your rights under any stock option plan or stock option agreement outstanding at the time of termination, and the effect of termination shall be governed by the terms and conditions of such plans and agreements.

          3.   Compensation and Benefits.
               -------------------------

          (a) The Company will pay to you the sum of $250,000 per annum during the term of this agreement, of which $50,000 per annum is designated as compensation for ongoing services, and the balance of which shall be treated as consideration for the restructuring of your existing employment arrangements with the Company. Such payments shall be made in equal semi-monthly installments during the term of this agreement, subject to required tax, payroll and other legally required withholdings. Notwithstanding the foregoing designations, your salary for employee benefit calculations (including any 401k plans), credit reporting and other purposes shall be $250,000 per annum.

          (b) In addition to the compensation under paragraph 3(a), the Company will pay to you the sum of $2,400 per month as an all-inclusive expense allowance, including (without limitation) all expenses relating to automobile leasing, gasoline and other automotive expenses; and, in this regard, if the Company is unable to effect a valid assignment (with a release of the Company from all ongoing obligations) of the outstanding lease in respect of the automobile currently leased by the Company for you, then the Company shall have the right to withhold on a monthly basis from such monthly expense allowance, and pay to the applicable leasing company, amounts sufficient to make the required payments under such automobile lease as and when due. You will not be accountable to the Company for the specific expenditures of such monthly expense allowance, provided that you will be responsible for reporting same on your personal tax returns and paying any required taxes thereon.

          (c) The Company will continue to provide you with normal employee benefits, including but not limited to health and disability insurance for you and your dependents, as generally provided by the Company to its employees from time to time; and, in this regard, (i) to the extent that the Company maintains its current benefit plans and policies, same will be available to you in a manner substantially consistent with that currently in effect, and (ii) the Company will continue to maintain, during the period of your employment hereunder, life insurance on your life (other than "key man" coverage pledged to a lender, which shall be in the

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Company's discretion) in amounts and on terms and conditions substantially equivalent to such insurance as currently in effect (with the proceeds thereof to be payable to such beneficiary or beneficiaries as you may designate from time to time). Without limitation of the foregoing, so long as the Company continues to provide and maintain the health and disability insurance that it currently provides for Brad A. Hummel (or any successor Chief Executive Officer) and his dependents, the Company will continue to provide and maintain for you and your dependents the same health and disability insurance coverage which it currently provides and maintains for you and your dependents. You will not, however, be entitled to any payments for unused vacation time or other unused time off. Furthermore, during the period of your employment hereunder, you will continue to be eligible to participate in any employee benefit plan, pension plan, group life, health or accident insurance, incentive plans, or other such plan or policy which may be maintained by the Company from time to time for the benefit of its employees (all subject to the terms and conditions of such plans and policies).

          (d) In addition to the expense allowance under paragraph 3(b) above, the Company will reimburse you, upon presentment of appropriate receipts and vouchers, for any out-of-town travel, lodging, meals and other such expenses which you may incur in connection with the performance of duties specifically assigned to you hereunder which require such expenditures.

          (e) The Company hereby acknowledges that this agreement does not constitute an interruption or termination of your employment within the meaning of any stock option plans and/or stock option agreements currently outstanding, and that the execution and delivery of this agreement shall not impair of modify any of your rights under any such stock option plans or stock option agreements. Furthermore, subject to the terms and conditions of such plans, you will continue to eligible for grants under stock option plans of the Company now in effect or which hereafter may be adopted by the Company.

          (f) In the event that, at any time and from time to time from and after the date hereof, there shall occur any "change in control" of the Company or any "material stock event" (as each such term is hereinafter defined), the Company shall have the option, exercisable at any time within six (6) months after such "change in control" or "material stock event," to terminate this agreement upon payment to you of an amount equal to the greater of (i) the sum of $600,000, plus all remaining payments thereafter payable pursuant to paragraph 3(b) above (such payments under paragraph 3(b) to be discounted at an annual rate of six (6%) percent per annum), or (ii) the sum of all remaining payments thereafter payable pursuant to paragraphs 3(a) and 3(b) above, all discounted at an annual rate of six (6%) percent per annum. Any termination under this paragraph 3(f) shall (i) be subject to the last two sentences of paragraph 2(e) above, and (ii) not be deemed or treated as a termination for cause; and, following any termination under this paragraph 3(f), the Company will permit you to have the continued use of your office and related support services pursuant to paragraph 1(c) above for a period of sixty (60) days following the date of termination. As used herein, the term "change in control" means any transaction or series of transactions whereby 20% or more of the total outstanding votes eligible to vote for directors of the Company (or any successor by merger, consolidation or otherwise) shall be owned (legally or beneficially) by any person (or persons acting in concert) who is not a stockholder of the

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Company on and as of the date hereof (with the "change in control" being deemed to have taken place on the first date that such ownership shall exist); and the provisions hereof shall apply to successive "changes in control" as same may occur during the term of this agreement. As used herein, the term "material stock event" means any transaction or series of related transactions whereby the Company, in connection with any business acquisition, business combination, joint venture or other such transaction, issues a number of shares of its common stock equal to or greater than 30% of the number of shares of common stock of the Company outstanding immediately prior to such transaction or series of related transactions; and the provisions hereof shall apply to successive "material stock events" as same may occur during the term of this Agreement.

     4.   Vacation.  You will be permitted to take vacations from time to time,
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at such times and for such periods of time as you may determine in your sole discretion, subject to any specific prior commitments that you may have made to or on behalf of the Company.

     5.   Restrictive Covenants.
          ---------------------

          (a) In consideration of the undertakings of the Company set forth herein, and the compensation and benefits to be provided to you by the Company hereunder, you agree that you will not, (i) during the period of your employment hereunder, have any interest of any kind in any business which is engaged in the rendering of diagnostic imaging or other services then rendered by the Company or any of its subsidiaries, and is located or operating in any State in which the Company or any of its subsidiaries is then conducting operations or has expended significant time, expense or effort for the purpose of establishing business operations, (ii) during the period of your employment hereunder, solicit or seek, on behalf of any business enterprise (other than the Company or any of its subsidiaries) which is engaged in the rendering of diagnostic imaging or other services then rendered by the Company or any of its subsidiaries, (A) to perform any diagnostic imaging or other services (as hereinabove described) for or with any patients, clients or customers of the Company or any of its subsidiaries, or (B) to obtain referrals for any diagnostic imaging or other services (as hereinabove described) from any active referral sources of the Company or any of its subsidiaries, (iii) during the period of your employment hereunder, solicit, entice, induce or seek to hire any of the employees of the Company or any of its subsidiaries to work in or consult with any business which is engaged in the rendering of diagnostic imaging or other services then rendered by the Company or any of its subsidiaries, and is located or operating in any State in which the Company or any of its subsidiaries is then conducting operations or has expended significant time, expense or effort for the purpose of establishing business operations, and (iv) either during the period of your employment hereunder or at any time thereafter, disclose to any person, firm, corporation or entity, to the detriment or possible detriment of the Company or any of its subsidiaries, any confidential information concerning or relating to the business, operations, affairs, practices, procedures, policies or methods of the Company or any of its subsidiaries which you may previously have acquired or may hereafter acquire in the course of your employment hereunder.

          (b) Anything contained in paragraph 5(a) above to the contrary notwithstanding, (i) you may at any time have passive investments (i.e., investments not

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involving management, employment or consulting services by you or any of your affiliates) in not more than 5% of the outstanding securities of any publicly traded entity which is engaged in the rendering of diagnostic imaging or other services rendered by the Company or any of its subsidiaries, and (ii) the restrictions set forth in subparagraphs (i), (ii) and (iii) of paragraph 5(a) above shall not be applicable subsequent to any proper termination of this agreement by you pursuant to paragraph 2(c) above.

          (c) We both understand and acknowledge that the foregoing restrictions are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of the Company and its business and good will. Nonetheless, in the event that the scope, nature or duration of any of the limitations contained herein exceed those permitted by law (as determined by a court of competent jurisdiction), then such limitations shall be deemed to be modified in scope and effect, and as to time, geographical area and/or application to given circumstances, to the extent required by law to render same enforceable, and the remainder of this agreement shall be unaffected. In the event of any breach or threatened breach of any of the limitations contained herein, it is acknowledged that the Company will not have an adequate remedy at law, and the Company will be entitled to seek and obtain appropriate injunctive relief to restrain such breach and/or to compel compliance herewith.

     6.   Company Property.
          ----------------

          (a) You hereby acknowledge and confirm that all ideas, inventions and other developments or improvements conceived by you, whether alone or with others, during the term of your employment hereunder (whether or not during working hours), that are within the scope of the business operations of the Company or any of its subsidiaries or that relate to any business of any type conducted or proposed to be conducted by the Company or any of its subsidiaries, constitute the exclusive property of the Company or the subject subsidiary. You will assist the Company or its subsidiaries (as applicable) as required in order to establish, confirm and evidence the Company's or its subsidiary's ownership of such ideas, developments and improvements, and will execute and deliver any and all such agreements, instruments and other documents as may be necessary or appropriate in connection therewith.

          (b) Upon termination of this agreement under any circumstances, and otherwise upon request of the Company or any of its subsidiaries, you will immediately return all property of the Company and/or its subsidiaries utilized by you in rendering services hereunder, to the extent in your possession or under your control.

     7.   Waivers and Amendments.  None of the terms or conditions of this
          ----------------------
agreement may be waived, amended or modified except by means of a written instrument signed by the party to be charged therewith. Not failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's rights to seek or effect enforcement at any other time or in respect of any other required performance.

     8.   Successors and Assigns.  This agreement shall be binding upon and
          ----------------------
shall inure to the benefit of us and our respective heirs, executors, administrators, representatives, successors and assigns (including, without limitation, any purchaser(s) of the business of the Company,

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howsoever such purchase may be effected, or any successor by merger). Without limitation of the foregoing, neither the Company nor any successor in interest shall effect any sale of any substantial portion of its business by sale of assets unless, concurrently with the consummation of such transaction, the purchaser(s) of such assets expressly agrees in writing to assume all of the Company's or such successor's obligations hereunder and the Company agrees to remain jointly and severally liable hereunder with such purchaser(s). Further, subject to any express terms or conditions of any such stock options, the Company shall not merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation without making provision, pursuant to the terms of the transaction, for (a) the assumption by the surviving, resulting or acquiring corporation of any then-outstanding stock options of the Company then held by you, or (b) the substitution of new options for any such stock options.

     9.   Governing Law.  This agreement shall be governed by and construed in
          -------------
accordance with the substantive laws of the State of Texas, without giving effect to principles of conflicts of law.

     10.  Attorneys' Fees.  Upon your execution and delivery of this agreement,
          ---------------
the Company will pay to you the sum of $10,000 in respect of attorneys' fees incurred by you in connection with the review and negotiation of this agreement on your behalf.

     If the foregoing accurately reflects our entire agreement and understanding as to the subject matter hereof, kindly acknowledge same by countersigning and returning to the Company a duplicate copy of this letter.

                                    Very truly yours,

                                    DIAGNOSTIC HEALTH SERVICES, INC.


                                    By:______________________________
                                          Brad A. Hummel, President
Acknowledged, Accepted
and Agreed to:


_______________________
Max W. Batzer

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